UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Act of 1934

Date of Report (Date of earliest event reported)   January 30, 2008

WORLDGATE COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-25755	23-2866697
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3190 Tremont Avenue Trevose, Pennsylvania		19053
(Address of Principal Executive Offices)		(Zip Code)

(215) 354-5100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01       Other Events.

The Company is currently in a dispute with its largest customer over the payment of significant monies which the Company believes are owed to it.  The customer’s refusal to pay such monies has contributed to a shortfall in the operating cash available to the Company to continue operations.  Accordingly, on January 30, 2008, the Company shut down its operations as a first step to winding down its business, which will occur if the Company is not able to secure payment of the monies believed to be owed and/or new financing.  The Company continues to explore potential financing opportunities and is also pursuing legal recourse against the customer.  The Company would intend to resume operations if it can obtain financing or payment of the monies believed to be owed in a timely manner.  Without such financing or the payment of monies believed to be owed, however, the Company will continue its plan to wind down the business.

Item 9.01       Financial Statements and Exhibits.

(d)	Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WORLDGATE COMMUNICATIONS, INC.

Date:	February 4, 2008	/s/ Randall J. Gort
Randall J. Gort
Secretary